As filed with the Securities and Exchange Commission on June 25, 2009

Registration No. 333-_____

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

KVH Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	05-0420589
(State or other jurisdiction of incorporation or organization)	(I.R.S Employer Identification Number)

50 Enterprise Center

Middletown, Rhode Island 02842

(Address of Principal Executive Offices)(Zip Code)

KVH Industries, Inc. Amended and Restated

2006 Stock Incentive Plan

KVH Industries, Inc. Amended and Restated

1996 Employee Stock Purchase Plan

(Full title of the plan)

Martin A. Kits van Heyningen

President and Chief Executive Officer

KVH Industries, Inc.

50 Enterprise Center

Middletown, Rhode Island 02842

(Name and address of agent for service)

(401) 847-3327

(Telephone number, including area code, of agent for service)

With a copy to:

John D. Hancock, Esq.

Foley Hoag LLP

155 Seaport Boulevard

Boston, Massachusetts 02210

(617) 832-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)		Proposed maximum offering price per share		Proposed maximum aggregate offering price		Amount of registration fee
Common stock, $0.01 par value	1,000,000	(2)	$6.69	(3)	$6,690,000	(3)	$374
Common stock, $0.01 par value	100,000	(4)	$6.69	(3)	$669,000	(3)	$37
Total							$411

(1)	Pursuant to Rule 416, this Registration Statement also relates to such indeterminate number of additional shares as may be necessary to satisfy the anti-dilution provisions of the plans to which this Registration Statement relates.
(2)	Represents shares reserved for issuance pursuant to awards available for grant under the KVH Industries, Inc. Amended and Restated 2006 Stock Incentive Plan (the “2006 Plan”).
(3)	The proposed maximum offering price per share of common stock and the proposed maximum aggregate offering price are calculated solely for the purpose of determining the registration fee pursuant to Rules 457(c) and (h)(1) under the Securities Act of 1933, based on the average of the high and low sale prices of the common stock as reported on the Nasdaq Global Market on June 24, 2009.
(4)	Represents shares reserved for issuance pursuant to the KVH Industries, Inc. Amended and Restated 1996 Employee Stock Purchase Plan.

This registration statement covers an aggregate of 1,000,000 shares of common stock issuable pursuant to our Amended and Restated 2006 Stock Incentive Plan, as amended (the “2006 Plan”), and 100,000 shares of common stock issuable pursuant to our Amended and Restated 1996 Employee Stock Purchase Plan, as amended (the “1996 Plan,” and together with the 2006 Plan, the “Plans”). These shares are in addition to the shares of common stock registered pursuant to the registration statement on Form S-8, File No. 333-141404, which we filed with the Securities and Exchange Commission on March 19, 2007. The reservation of these 1,050,000 and 50,000 additional shares for issuance pursuant to the Plans was approved by our board of directors on April 3, 2008 and April 13, 2009, respectively and by our stockholders on May 21, 2008 and May 20, 2009, respectively.

The contents of our registration statement on Form S-8, File No. 333-141404, are incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Description

5.1	Opinion of Foley Hoag LLP

23.1	Consent of KPMG LLP

23.2	Consent of Foley Hoag LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Middletown, Rhode Island, as of June 24, 2009.

KVH Industries, Inc.

By:	/s/ Patrick J. Spratt
Patrick J. Spratt, Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS that each individual whose signature appears below hereby constitutes and appoints Martin A. Kits van Heyningen, Patrick J. Spratt and Felise Feingold, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing which they, or any of them, may deem necessary or advisable to be done in connection with this registration statement, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or any substitute or substitutes for him, any or all of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Martin A. Kits van Heyningen Martin A. Kits van Heyningen	President, Chief Executive Officer and Chairman of the Board (principal executive officer)	June 24, 2009

/s/ Patrick J. Spratt Patrick J. Spratt	Chief Financial Officer (principal financial and accounting officer)	June 24, 2009

/s/ Robert W.B. Kits van Heyningen Robert W.B. Kits van Heyningen	Vice President, Research and Development and Director	June 24, 2009

/s/ Mark S. Ain Mark S. Ain	Director	June 24, 2009

/s/ Stanley K. Honey Stanley K. Honey	Director	June 24, 2009

/s/ Bruce J. Ryan Bruce J. Ryan	Director	June 24, 2009

/s/ Charles R. Trimble Charles R. Trimble	Director	June 24, 2009

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Foley Hoag LLP

23.1	Consent of KPMG LLP

23.2	Consent of Foley Hoag LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)